                                                                     Exhibit 1.1


                            $________________________
                                  (Approximate)

                     Advanta Leasing Receivables Corp. VIII
                      Advanta Leasing Receivables Corp. IX
                                    (ISSUERS)

             EQUIPMENT RECEIVABLES ASSET-BACKED NOTES, SERIES 1999-1

                             UNDERWRITING AGREEMENT

                                                                August ___, 1999

First Union Capital Markets Corp.
301 South College Street, TW-9
Charlotte, North Carolina 28288-0610


Ladies and Gentlemen:

         Advanta Leasing Receivables Corp. VIII ("ALRC VIII") and Advanta Leasing Receivables Corp. IX ("ALRC IX" and, together with ALRC VIII, the "Series Obligors") propose to issue the Equipment Receivables Asset-Backed Notes, Series 1999-1, consisting of (i) Class A-1, Class A-2 and Class A-3 (the "Class A Notes" or the "Offered Notes") and (ii) Class B (the "Class B Notes" and, together with the Class A Notes, the "Notes"). The Notes are to be issued pursuant to Advanta Business Receivables Master Facility Agreement, dated as of August ___, 1999 (the "Master Agreement"), among the Series Obligors, as issuers, Advanta Business Services Corp. ("ABS"), as servicer (in such capacity, the "Servicer"), and Bankers Trust Company, as trustee (the "Trustee"), and the Series 1999-1 Supplement thereto, dated as of August _____, 1999 (the "Series 1999-1 Supplement" and, together with the Master Agreement, the "Indenture"), also among the Series Obligors, the Servicer, and the Trustee. Any capitalized terms used herein but not defined shall have the meaning set forth in the Indenture.

         The Offered Notes are being purchased pursuant to this agreement (the "Underwriting Agreement") by First Union Capital Markets Corp. ("the Underwriter") in the amount set forth on Schedule A. The offered Notes are more fully described in the Registration Statement (defined below) that the Series Obligors have furnished to the Underwriter.

         Simultaneously with the execution of the Indenture, the Series Obligors will enter into a master contribution and sale agreement (the "Master Contribution and Sale Agreement") with American Business Services Corp. (in such capacity, the "Seller"), and the Series 1999-1 Contribution Agreement, dated as of August ____, 1999, among the Seller and the Series Obligors, pursuant to which the Seller will transfer to the Series Obligors all of its right, title and interest in and to the Pledged Property as of the Cut-Off Date.

         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE SERIES OBLIGORS. The Series Obligors and ABS, jointly and severally, represent and warrant to the Underwriter that:

         (a) The Series Obligors both have all requisite corporate power, authority and legal right to own their property and conduct their business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform their obligations under this Underwriting Agreement, the Notes, and each of the Master Agreement, the Series 1999-1 Supplement, the Master Contribution and Sale Agreement, and the Series 1999-1 Contribution Agreement Supplement (collectively, the "Transaction Agreements").

         (b) The execution and delivery of the Underwriting Agreement, the Notes and each of the Transaction Agreements, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by the board of directors of both of the Series Obligors and all other necessary action has been taken.

         (c) The Underwriting Agreement has been duly authorized and validly executed and delivered by both of the Series Obligors.

         (d) Each of the Transaction Agreements will be executed and delivered by both of the Series Obligors on or before the Closing Date, and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of both of the Series Obligors, enforceable against both of the Series Obligors in accordance with their terms, except to the extent that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect affecting the enforcement of creditors' or other obligees' rights in general, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Indenture may be unenforceable in whole or in part under the Uniform Commercial Code (the "UCC"), but the inclusion of such provisions does not render the other provisions of the Indenture invalid and, notwithstanding that such provisions may be unenforceable in whole or in part, the Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.

         (e) The Notes will be issued pursuant to the terms of the Indenture and, when executed by the Series Obligors and authenticated by the Trustee in accordance with the Indenture and, with respect to the Offered Notes only, delivered pursuant to the Underwriting Agreement, will be validly issued and outstanding and entitled to the benefits of the Indenture. The Offered Notes will be in all material respects in the form contemplated by the Indenture and will conform to the description thereof contained in the Prospectus (as defined herein) and Registration Statement (as defined herein), each as amended or supplemented.

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
         (f) The Series Obligors are not in violation of any requirement of law or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violations or defaults separately or in the aggregate would have a material adverse effect on the Series Obligors.

         (g) Neither the issuance and sale of the Offered Notes, nor the execution and delivery by the Series Obligors of the Underwriting Agreement, the Notes or the Transaction Agreements, nor the incurrence by the Series Obligors of the obligations herein and therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof does or will (i) violate any requirement of law presently in effect, applicable to it or its properties or by which it or its properties are or may be bound or affected, (ii) conflict with, or result in a breach of, or constitute a default under, any indenture, contract, agreement, deed, lease, mortgage or instrument to which it is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any Lien (as defined herein) upon any of its property or assets, except for those encumbrances created under the Indenture.

         (h) All consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any court or any other governmental agency, board, commission, authority, official or body required in connection with the execution and delivery by the Series Obligors of the Underwriting Agreement, the Notes or the Transaction Agreements, or to the consummation of the transactions contemplated hereunder and thereunder, or to the fulfillment of the terms hereof and thereof have been or will have been obtained on or before the Closing Date.

         (i) All actions required to be taken by the Series Obligors as a condition to the offer and sale of the Offered Notes as described herein or the consummation of any of the transactions described in the Prospectus, the Registration Statement and the Transaction Agreements have been or, prior to the Closing Date, will be taken.

         (j) The representations and warranties made by the Series Obligors in the Transaction Agreements and made in any Officer's Certificate of the Series Obligors delivered pursuant to the Transaction Agreements will be true and correct at the time made and on and as of the Closing Date as if set forth herein.

         (k) The Series Obligors agree that they have not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Pledged Property except as provided in the Indenture, and agrees to take all action required by the Indenture in order to maintain the security interest in the Pledged Property granted pursuant to the Indenture.

         (l) The Series Obligors possess all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them and as described in the Prospectus, and the Series Obligors have not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit that if decided adversely to the

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
Series Obligors would, singly or in the aggregate, materially and adversely affect the conduct of their business, operations or financial condition.

         (m) There are no actions, proceedings or investigations pending before or, to the knowledge of the Series Obligors, threatened by any court, administrative agency or other tribunal to which the Series Obligors are a party or of which any of their properties are the subject (i) that if determined adversely to the Series Obligors would have a material adverse effect on the business or financial condition of the Series Obligors, (ii) asserting the invalidity of this Underwriting Agreement, the Notes or any Transaction Agreement, (iii) seeking to prevent the issuance of the Notes or the consummation by the Series Obligors of any of the transactions contemplated by, any Transaction Agreement or this Underwriting Agreement, as the case may be, or
(iv) that might materially and adversely affect the performance by the Series Obligors under, or the validity or enforceability of, any Transaction Agreement, this Underwriting Agreement or the Notes.

         (n) The Series Obligors have prepared and filed with the United States Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-1 (registration number 333-________), including a form of prospectus, relating to the Offered Notes. The registration statement, and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, have been declared effective by the Commission. As used in this Underwriting Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission and "Effective Date" means the date of the Effective Time. The Series Obligors have furnished to the Underwriter copies of one or more preliminary prospectuses (each, a "Preliminary Prospectus") relating to the Offered Notes. Except where the context otherwise requires, the registration statement, as amended at the Effective Time, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement as of the Effective Time pursuant to Rule 430A under the Securities Act, is herein called the "Registration Statement", and the prospectus, in the form filed by the Series Obligors with the Commission pursuant to Rule 424(b) under the Securities Act or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is hereinafter called the "Prospectus". There are no contracts or documents of the Series Obligors that are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations that have not been so filed or incorporated by reference therein on or prior to the Closing Date (defined below). The conditions for use of Form S-1, as set forth in the General Instructions thereto, have been satisfied.

         [TO THE EXTENT THAT THE UNDERWRITER (A) HAS PROVIDED TO THE SERIES OBLIGORS COLLATERAL TERM SHEETS (DEFINED BELOW) THAT THE UNDERWRITER HAS PROVIDED TO A PROSPECTIVE INVESTOR, THE SERIES OBLIGORS HAS FILED SUCH COLLATERAL TERM SHEETS AS AN EXHIBIT TO A REPORT ON FORM 8-K WITHIN TWO BUSINESS DAYS OF ITS RECEIPT THEREOF, OR (B) HAVE PROVIDED TO THE

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
SERIES OBLIGORS STRUCTURAL TERM SHEETS OR COMPUTATIONAL MATERIALS (EACH AS DEFINED BELOW) THAT THE UNDERWRITER HAS PROVIDED TO A PROSPECTIVE INVESTOR, THE SERIES OBLIGORS WILL FILE OR CAUSE TO BE FILED WITH THE COMMISSION A REPORT ON FORM 8-K CONTAINING SUCH STRUCTURAL TERM SHEETS AND COMPUTATIONAL MATERIAL AS SOON AS REASONABLY PRACTICABLE AFTER THE DATE OF THIS AGREEMENT, BUT IN ANY EVENT NOT LATER THAN THE DATE ON WHICH THE PROSPECTUS IS FILED WITH THE COMMISSION PURSUANT TO RULE 424 OF THE RULES AND REGULATIONS.]

         (o) The Registration Statement relating to the Offered Notes has been filed with the Commission and such Registration Statement has become effective. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Series Obligors or ABS, threatened by the Commission.

         (p) The Registration Statement conforms, and any amendments or supplements thereto and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and does not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein no misleading; provided, however, that this representation and warranty shall not apply to (i) that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or
(ii) any Underwriter Information (as defined in Section 8(d) hereof) contained therein. The Indenture conforms in all respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder.

         (q) [The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.]

         (r) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial

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
condition, or results of operations of the Series Obligor, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

         (s) ABS has been duly incorporated and is validly existing as corporation in good standing under the law of its jurisdictions of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold properties and to conduct the businesses in which engaged, except where the failure to so qualify or have such power or authority could not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of ABS taken as a whole, and to execute, deliver and perform its obligations under the Underwriting Agreement, the Notes, and the Transaction Agreements.

         (t) All the outstanding shares of capital stock of the Series Obligors have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Registration Statement, are owned by ABS directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

         (u) (i) the Indenture, when duly executed by the Series Obligors, ABS and the Trustee and delivered by such parties, will constitute a valid and binding agreement of the Series Obligors, ABS and the Trustee, enforceable against them in accordance with its terms; (ii) the Notes, when duly executed, authenticated, issued and delivered as provided in the Indenture, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Series Obligors; and (iii) Transaction Agreements and the Offered Notes conform to the descriptions thereof contained in the Prospectus.

         (v) The execution, delivery and performance of this Underwriting Agreement, the Transaction Agreements to which ABS is a party and the issuance and sale of the Notes, the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which ABS is bound or to which any of the property or assets of ABS is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of ABS or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over ABS or any of its properties or assets; and except for the registration of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act, such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Offered Notes by the Underwriter and the filing of any financing statements required to perfect the Series Trust Estate's interest in the Pledged Property, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Underwriting Agreement or the Transaction

Agreements, the issuance and sale of the Notes and the consummation of the transactions contemplated hereby and thereby.

         (w) There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act and that have not been so described or filed.

         (x) There are no legal or governmental proceedings pending to which ABS is a party or of which any property or assets of ABS is the subject that, individually or in the aggregate, if determined adversely to ABS, are reasonably likely to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of ABS' knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (y) ABS (i) is not in violation of its charter or by-laws, (ii) is not in default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is not in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default that could not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of ABS.

         (z) Arthur Anderson LLP are independent public accountants with respect to the Series Obligor as required by the Securities Act.

         (aa) The Series Obligors possess all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them and as described in the Prospectus, and the Series Obligors have not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit that if decided adversely to the Series Obligors would, singly or in the aggregate, materially and adversely affect the conduct of their business, operations or financial condition.


         (bb) At the time of execution and delivery of the Indenture, the Series Obligors will: (i) have good title to the interest in the Pledged Property conveyed by ABS, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens");
(ii) not have assigned to any person (other than the Trustee) any of its right, title or interest in the Pledged Property, or the Transaction Agreements; and
(iii) have the power and authority to pledge its interest in the Pledged Property to the Trustee and to sell the Offered Notes to the Underwriter. Upon execution and delivery of the Indenture by the Trustee and any related instruments of transfer or assignment by the Series Obligors (except as permitted in the Indenture), the Trustee will have acquired beneficial ownership of all of the Series Obligors right, title and interest in and to the Pledged Property. Upon delivery to the

Underwriter of the Offered Notes, the Underwriter will have good title to the Offered Notes free of any Liens.


         (cc) As of the Cut-Off Date, the Pledged Property will meet the eligibility criteria described in the Prospectus and will conform to the descriptions thereof contained in the Prospectus.

         (dd) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Underwriting Agreement, the Transaction Agreements and the Notes have been paid or will be paid at or prior to the Closing Date.

         (ee) This Underwriting Agreement has been duly authorized, executed and delivered by each of the Series Obligors and ABS.

         (ff) At the Closing Date, each of the representations and warranties of the Series Obligors and ABS set forth in the Transaction Agreements will be true and correct in all material respects.

         (gg) All ABS-Provided Information was true and correct in all material respects as of the date it was provided to the Underwriter. The term "ABS-Provided Information" means the information contained on any computer tape furnished to the Underwriter or provided by other written means by the Series Obligors or ABS concerning the assets comprising the Series Trust Estate; and

         (hh) Neither the Series Trust Estate nor the Series Obligors are required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF ABS. ABS represents and warrants to the Underwriter that:

         (a) The execution and delivery of the Underwriting Agreement, the Notes and each of the Transaction Agreements, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by the board of directors of ABS and all other necessary action has been taken.

         (b) The Underwriting Agreement has been duly authorized and validly executed and delivered by ABS.

         (c) Each of the Transaction Agreements will be executed and delivered by ABS on or before the Closing Date, and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of ABS, enforceable against ABS in accordance with their terms, except to the extent that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect affecting the enforcement of creditors' or other obligees' rights in general, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Indenture may be unenforceable in whole or in part under the UCC, but the inclusion of such provisions does not render the other provisions of the Indenture invalid and, notwithstanding that such provisions may be unenforceable in whole or in part, the Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.

         (d) The representations and warranties made by ABS in the Transaction Agreements and made in any Officer's Certificate of ABS delivered pursuant to the Transaction Agreements will be true and correct at the time made and on and as of the Closing Date as if set forth herein.

         (e) ABS possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit that if decided adversely to ABS would, singly or in the aggregate, materially and adversely affect the conduct of their business, operations or financial condition.

         SECTION 3. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Series Obligors agree to sell to the Underwriter, and the Underwriter agrees to purchase from the Series Obligor, the principal amount of Notes set forth Schedule A hereto. The purchase price for the Notes shall be as set forth in Schedule A hereto. [THE NOTES WILL SETTLE WITHOUT ACCRUED INTEREST.]

         SECTION 4. DELIVERY AND PAYMENT. The Series Obligors will deliver the Offered Notes to the Underwriter against payment of the purchase price in [IMMEDIATELY AVAILABLE FUNDS], drawn to the order of the Series Obligors, at the office of Orrick, Herrington & Sutcliffe LLP, [666 Fifth Avenue, New York, New York 10103] at 10:00 a.m., New York City time, on ______ ____ 1999, or at such other time not later than seven (7) full business days thereafter as the Underwriter and the Series Obligors determine, such time being herein referred to as the "Closing Date." Each of the Offered Notes to be so delivered shall be represented by one or more definitive Offered Notes registered in the name of Cede & Co., as nominee for The Depository Trust Company. The Series Obligors shall make such definitive Offered Notes representing the Offered Notes available for inspection by the Underwriter at the office at which the Offered Notes are to be delivered no later than five hours before the close of business in New York City on the business day prior to the Closing Date.

         SECTION 5. COVENANTS OF THE SERIES OBLIGOR. The Series Obligors and ABS, jointly and severally, covenant and agree with the Underwriter as follows:

         (a) The Series Obligors will prepare the Prospectus in a form approved by the Underwriter and will file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Underwriting Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

         (b) During the period that a prospectus relating to the Offered Notes is required to be delivered under the Securities Act in connection with sales of such Notes (such period being hereinafter sometimes referred to as the "prospectus delivery period"), before filing any amendment or supplement to the Registration Statement or the Prospectus, the Series Obligors will furnish to the Underwriter a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

         (c) During the prospectus delivery period, the Series Obligors will advise the Underwriter promptly after they receive notice thereof, (i) when any amendment to the Registration Statement shall have become effective; (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (iv) of the issuance by the Commission of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceedings for that purpose and (v) of any notification with respect to any suspension of the qualification of the Offered Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and will use its best efforts to prevent the issuance of any such stop order or suspension and, if any is issued, will promptly use its best efforts to obtain the withdrawal thereof.

         (d) If, at any time during the prospectus delivery period, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act, the Series Obligors will promptly prepare and file with the Commission an amendment or a supplement that will correct such statement or omission or effect such compliance.

         (e) The Series Obligors will endeavor to qualify the Offered Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes; provided, however, that the Underwriter shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided, further, that the Series Obligors shall not be required to file a general consent to service of process in any jurisdiction.

         (f) The Series Obligors will furnish to the Underwriter, without charge, two copies of the Registration Statement (including exhibits thereto), one of which will be signed and, during the prospectus delivery period, as many copies of any Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriter may reasonably request.

         (g) For a period from the date of this Underwriting Agreement until the retirement of the Offered Notes, or until such time as the Underwriter shall cease to maintain a secondary market in the Offered Notes, whichever first occurs, the Series Obligors will deliver to the Underwriter (i) the annual statements of compliance, (ii) the annual independent certified public accountants' reports furnished to the Trustee, (iii) all documents required to be distributed to the Noteholders, (iv) all documents filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, in each case as provided to the Trustee or filed with the Commission, as soon as such statements and reports are furnished to the Trustee or filed or as soon thereafter as practicable, (v) any order of the Commission under the Securities Act or the Exchange Act in regard to the Series Obligors or to ABS, or pursuant to a "no action" letter obtained from the staff of the commission by the Series Obligors or ABS and affecting the Series Obligors or ABS and (vi) from time to time, such other information concerning the Series obligors as the Underwriter may reasonably request.


         (h) To the extent, if any, that the rating provided with respect to the Offered Notes by the rating agency or agencies that initially rate the Offered Notes is conditional upon the furnishing of documents or the taking of any other actions by the Series Obligors, the Series Obligors shall furnish such documents and take any such other actions.

         (i) The Series Obligors will cause the Trustee to make generally available to Noteholders and to the Underwriter as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter occurring after the Effective Date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

         (j) For a period of 90 days from the date hereof, the Series Obligors will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, any asset-backed securities of the Series Obligors (other than the Offered Notes purchased hereunder) without the prior written consent of the Underwriter.

         (k) The Underwriter shall have received evidence satisfactory to it that the Class A-1 Notes shall be rated "P-1" by Moody's and "F1+/AAA" by Fitch, the Class A-2 Notes shall be rated no lower than "Aaa" by Moody's and "AAA" by Fitch, and the Class A-3 Notes shall be rated no lower than "Aaa" by Moody's and "AAA" by Fitch.

         SECTION 6. CONDITIONS TO THE UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Series Obligors and ABS contained herein, to the accuracy of the statements of the Series Obligors and ABS made in any certificates pursuant to the provisions hereof, to the performance by the Series Obligors and ABS of their respective obligations hereunder and to each of the following additional terms and conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 in the manner and within the applicable time period prescribed for such filing by the rules and regulations of the Commission under the Securities Act and in accordance with Section 5(a) of this Underwriting Agreement, and the Underwriter shall have received confirmation of the effectiveness of the Registration Statement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for such purpose shall have been initiated or threatened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the reasonable satisfaction of the Underwriter.

         (b) (i) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Underwriting Agreement, the Transaction Agreements, the Offered Notes, the Registration Statement, the Preliminary Prospectus and the Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Series Obligors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters and (ii) prior to or contemporaneously with the purchase of Offered Notes hereunder, all transactions contemplated to be consummated under such Transaction Agreements on the Closing Date (including, without limitation, the issuance and placement of any subordinated, privately-placed securities) shall have been so consummated to the reasonable satisfaction of the Underwriter.

         (c) Orrick, Herrington & Sutcliffe LLP shall have furnished to the Underwriter their written opinion, as counsel to the Series Obligors and ABS, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Rating Agencies (all of whom shall be entitled to rely on such opinion as if an addressee) Underwriter to the effect that:

                  (i) This Underwriting Agreement and each of the Transaction Agreements, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, constitute the legal, valid and binding agreements of the Series Obligors and ABS, as applicable, enforceable against the Series Obligors and ABS, as applicable, in accordance with their terms, subject as to enforceability to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion, with respect to such remedies, of the court before which any proceedings with respect thereto may be brought, and (C) with respect to rights of indemnity under this Underwriting Agreement and each of the Transaction Agreements, limitations of public policy under applicable securities laws.

                  (ii) The conditions to the use by the Series Obligors of a registration statement on Form S-1 under the Securities Act, as set forth in the General Instructions to Form S-1, have been satisfied with respect to the Registration Statement and the Prospectus.

                  (iii) The Registration Statement and any amendments thereto have become effective under the Securities Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act.

                  (iv) To the best of such counsel's knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                  (v) The statements in the Prospectus under the headings "Prospectus Summary Federal Income Tax Status" and "--ERISA Considerations" and "Legal Matters," "ERISA Considerations," "Federal Income Tax Consequences," and "State Tax Consequences" to the extent that they constitute matters of federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects with respects to those consequences or aspects that are discussed.

                  (vi) The Indenture and the Offered Notes conform in all material respects to the description thereof contained in the Prospectus.

                  (vii) Neither the Series Obligors nor the Series Trust Estate are an "investment company" or under the control of an "investment company" as such terms are defined in the 1940 Act.

                  (viii) ABS is validly and in good standing existing as a Delaware corporation.

                  (ix) ABS has full corporate power and authority to enter into and fulfill its obligations under the Underwriting Agreement and the Transaction Agreements and to transfer the Pledged Property to the Series Obligors as contemplated in the Contribution Agreement.

                  (x) The Underwriting Agreement and the Transaction Agreements have been duly authorized, executed and delivered by ABS.

                  (xi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over ABS is required for the consummation by ABS of the transactions contemplated by the

         Transaction Agreements, except such consents, approvals, authorizations, registrations and qualifications as have been obtained.

                  (xii) The Series Obligors have been incorporated and are existing as corporations in good standing under the laws of their jurisdiction of incorporation, is qualified to do business and is in good standing, and has all power and authority necessary to own or hold their own properties and to conduct the business in which they are engaged and to enter into and perform its obligations under this Underwriting Agreement, and the Transaction Agreements, and to cause the Notes to be issued.

                  (xiii) This Underwriting Agreement, and the Transaction Agreements have been duly authorized, executed and delivered by the Series Obligors.

                  (xiv) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Notes, and the sale of the Offered Notes to the Underwriter, or the consummation by the Series Obligors of the other transactions contemplated by this Underwriting Agreement, the Transaction Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Notes by the Underwriter or as have been previously obtained.

                           (xv) The direction by the Series Obligors to the Trustee to authenticate and deliver the Notes has been duly authorized by the Series Obligors and, assuming that the Trustee has been duly authorized to do so, when executed, authenticated and delivered by the Trustee against payment of the agreed upon consideration therefor in accordance with the Indenture, the Notes will be validly issued and outstanding and will be entitled to the benefits of the Indenture.

         Such counsel shall also have furnished to the Underwriter a written statement addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriter to the effect that no facts have come to the attention of such counsel which lead them to believe that: (A) the Registration Statement (other than (1) the documents incorporated therein by reference [(INCLUDING, WITHOUT LIMITATION, ANY STRUCTURAL TERM SHEETS, COLLATERAL TERM SHEETS AND COMPUTATIONAL MATERIALS)] and (2) the financial and statistical information contained therein, as to which no opinion shall be given at the time it became effective, or at the date of such opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus (other than (1) the information incorporated therein by reference [(INCLUDING, WITHOUT, LIMITATION, ANY STRUCTURAL TERM SHEETS, COLLATERAL TERM SHEETS AND COMPUTATIONAL MATERIALS)] and
(2) the financial, statistical and numerical information contained therein, as to which no opinion shall be expressed) contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) ABS shall have furnished to the Underwriter a written opinion of counsel to ABS (who may be an employee of ABS or of an affiliate of ABS addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

                  (i) The execution, delivery and performance of the Indenture and the Contribution Agreement by ABS and the consummation of the transactions contemplated thereby do not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel and to which ABS is a party or by which ABS is bound or to which any of the property or assets of ABS or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or bylaws of ABS or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over ABS or any of its properties or assets.

                  (ii) There are no actions, proceedings or investigations pending before or, to the best knowledge of such counsel, threatened by any court, administrative agency or other tribunal to which ABS is a party or of which any of its properties is the subject: (A) that if determined adversely to ABS would have a material adverse effect on the business, results of operations or financial condition of ABS; (B) asserting the invalidity of the Indenture, the Contribution Agreement or the Notes; (C) seeking to prevent the issuance of the Notes or the consummation by ABS of any of the transactions contemplated by the Indenture or the Contribution Agreement; or (D) that might materially and adversely affect the performance by ABS of its obligations under, or the validity or enforceability of, the Indenture, the Contribution Agreement or the Notes.

         (e) Counsel for the Series Obligor (who may be an employee of Series Obligor or an affiliate of Series Obligor) shall have furnished to the Underwriter its written opinion, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

                  (i) The execution, delivery and performance of this Underwriting Agreement, the Indenture and the Contribution Agreement by the Series Obligors, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Notes do not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Series Obligors are parties or by which the Series Obligors are bound or to which any of the property or assets of the Series Obligors or any of their subsidiaries is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or bylaws of the Series Obligors or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Series Obligors or any of their properties or assets.

                  (ii) There are no actions, proceedings or investigations pending before or, to the best knowledge of such counsel, threatened by any court, administrative agency or other tribunal to which the Series Obligors are a party or of which any of its properties is the subject:
         (A) that if determined adversely to the Series Obligors would have a material adverse effect on the business, results of operations or financial condition of the Series Obligors; (B) asserting the invalidity of the Indenture, the Contribution Agreement or the Notes;
         (C) seeking to prevent the issuance of the Notes or the consummation by the Series Obligors of any of the transactions contemplated by the Indenture, the Contribution Agreement, or this Underwriting Agreement, as the case may be; or (D) which might materially and adversely affect the performance by the Series Obligors of its obligations under, or the validity or enforceability of, the Indenture, the Contribution Agreement, this Underwriting Agreement or the Notes.

         (f) Orrick, Herrington & Sutcliffe LLP shall have furnished to the Underwriter their written opinion(s), as counsel to the Series Obligors and ABS, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter, with respect to the (i) characterization of the transfer of the Pledged Property by the Sellers to the Series Obligors pursuant to the Contribution Agreement as a sale and the non-consolidation of the Series Obligors and ABS, (ii) the characterization of the tax treatment of the Notes, (iii) the perfection of the security interests, as contemplated in the Prospectus and the Transaction Agreements, and (iv) [other opinions that will be required are currently being discussed].

         (g) The Underwriter shall have received from Moore & Van Allen, PLLC, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may require, and the Series Obligors shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

         (h) The Underwriter shall have received the favorable opinion of counsel to the Trustee, dated the Closing Date, addressed to the Underwriter and in form and scope satisfactory to counsel to the Underwriter, which may include, among other items, opinions to the effect that:

                  (i) The Trustee is _______ and has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York.

                  (ii) The Trustee has duly authorized, executed and delivered each of the Transaction Agreements to which the Trustee is a party, which constitute the legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with their terms, subject, as to enforcement of remedies, to (A) applicable bankruptcy, insolvency, reorganization, and other similar laws affecting the rights of creditors generally, and (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iii) The execution and delivery by the Trustee of Indenture and the performance by the Trustee of its obligations thereunder do not conflict with or result in a violation of the certificate of incorporation or bylaws of the Trustee or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trustee or any of its properties or assets.

                  (iv) The Trustee has full power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

                  (v) There are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority that, if decided adversely to the Trustee, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Indenture.

                  (vi) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof is required for the execution, delivery or performance by the Trustee of the Indenture.

         (i) Each of the Series Obligors and ABS shall have furnished to the Underwriter a certificate, dated the Closing Date, of any of its Chairman of the Board, President or Vice President and its chief financial officer stating that
(i) such officers have carefully examined the Registration Statement and the Prospectus, (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that each of the Series Obligors and ABS may exclude the Underwriter's Information (as defined in Section 8(d) herein) from such representation), (iii) the representations and warranties of ABS or the Series Obligors, as the case may be, contained in this Underwriting Agreement and the Transaction Agreements are true and correct in all material respects on and as of the Closing Date, (iv) ABS or the Series Obligors, as the case may be, have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date, (v) no stop order suspending the effectiveness of the Registration Statement has been issued and is outstanding and no proceedings for that purpose have been instituted and not terminated or, to the best of his or her knowledge, are contemplated by the Commission, and
(vi) since the date of its most recent financial statements, there has been no material adverse change in the financial position or results of operations of ABS or the Series Obligors, as applicable, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of ABS or the Series Obligors except as set forth in or contemplated by the Registration Statement and the Prospectus.

         (j) The Trustee shall have furnished to the Underwriter a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture by the Trustee and the acceptance by the Trustee of the Series Trust Estate and such other matters as the Underwriter shall reasonably request.

         (k) Subsequent to the date of this Underwriting Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Series Obligors or ABS that materially impairs the investment quality of the Notes;
(ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of the Series Obligors or ABS on any exchange or in the over-the-counter market shall have been suspended; (iii) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities; or (iv) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

         (l) With respect to the letter of Arthur Andersen LLP, delivered to the Underwriter concurrently with the execution of this Agreement (the "initial letter"), the Series Obligors shall have furnished to the Underwriter a letter (the "bring-down letter") of such accountants, addressed to the Underwriter and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its initial letter and (iii) confirming in all material respects the conclusions and findings set forth in its initial letter.

         (m) The Underwriter shall receive evidence satisfactory to it that, on or before the Closing Date, UCC-l financing statements have been or are being filed in each office in each jurisdiction in which such financing statements are required to perfect the first priority security interests created (i) by the Contribution Agreement reflecting the interest of the Series Obligors in the Pledged Property and the proceeds thereof and (ii) by the Indenture, reflecting the interest of the Trustee in the Pledged Property and the proceeds thereof as described in the Prospectus.

         (n) Subsequent to the execution and delivery of this Underwriting Agreement, (i) no downgrade, withdrawal or qualification shall have occurred with respect to the rating accorded the Offered Notes or any of the Series Obligors' other debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Offered Notes or any of ABS' or the Series Obligors' other debt securities.

         If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Underwriter by notice to the Series Obligors at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 10.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

         SECTION 7. PAYMENT AND EXPENSES. If (i) the Series Obligors shall fail to tender the Notes for delivery to the Underwriter for any reason permitted under this Underwriting Agreement or (ii) the Underwriter shall decline to purchase the Notes for any reason permitted under this Underwriting Agreement, the Series Obligors shall reimburse the Underwriter for the fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Underwriting Agreement and the proposed purchase of the Offered Notes, and upon demand the Series Obligors shall pay the full amount thereof to the Underwriter.

         SECTION 8. INDEMNIFICATION. (a) ABS and the Series Obligors shall, jointly and severally, indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided however that neither ABS nor the Series Obligors shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with the Underwriter's Information (as defined in Section 8(d) herein).

         (b) The Underwriter shall indemnify and hold harmless the Series Obligors, against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Series Obligors may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter's Information (as defined in Section 8(d) herein), and shall reimburse the Series Obligors for any legal or other expenses reasonably incurred by the Series Obligors directly in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred.

         (c) Promptly after receipt by any indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8, except to the extent it has been materially prejudiced by such failure; and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriter, if the indemnified parties under this Section 8 consist of the Underwriter or any of its directors and controlling persons, or by the Series Obligors, if the indemnified parties under this Section 8 consist of the Series Obligors or any of the Series Obligors' directors, officers or controlling persons.

           Each indemnified party, as a condition of the indemnity agreements contained in Section 8(a) and (b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

           Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected, without its written consent if (A) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (B) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

         (d) The Underwriter confirms that the information (such information, the "Underwriter's Information") set forth in the [FIRST AND THIRD PARAGRAPHS UNDER THE CAPTION "PLAN OF DISTRIBUTION"] in the Prospectus is correct and constitutes the only information furnished in writing to the Series Obligors and ABS by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

         (e) The obligations of ABS, the Series Obligors and the Underwriter in this Section 8 are in addition to any other liability which ABS, the Series Obligors or the Underwriter, as the case may be, may otherwise have.

         SECTION 9. CONTRIBUTION. If the indemnification provided for in this
Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or any action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by ABS and the Series Obligors on the one hand and the Underwriter on the other from the offering of the Offered Notes or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of

ABS and the Series Obligors on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or any action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by ABS and the Series Obligors on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Notes purchased hereunder (before deducting expenses) received by the Series Obligors bear to the total underwriting discounts and commissions received by the Underwriter with respect to the Offered Notes purchased hereunder, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by ABS or the Series Obligors on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. ABS, the Series Obligors and the Underwriter agree that it would not be just and equitable if contributions pursuant to this
Section 9 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability referred to above in this Section 9 shall be deemed to include for purposes of this Section 9, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or any action. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Notes underwritten by it and distributed to the public were offered to the public less the amount of any damages that the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         SECTION 10. TERMINATION OF AGREEMENT. The Underwriter may terminate this Underwriting Agreement immediately upon notice to the Series Obligor, at any time at or prior to the Closing Date if any of the events or conditions described in Section 5(k) of this Underwriting Agreement shall occur and be continuing. In the event of any such termination, the covenants set forth in
Section 5, the provisions of Section 7, the indemnity agreement set forth in
Section 8 and the provisions of Sections 9 and 11 shall remain in effect.

         SECTION 11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriter, the Series Obligors, ABS, and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Series Obligors and ABS and their respective successors and the controlling persons and officers and directors, and their heirs and legal assigns, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision contained herein.

         SECTION 12. EXPENSES. The Series Obligors and ABS, jointly and severally, agrees with the Underwriter to pay (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus and the Prospectus, all as provided in this Agreement; (iv) the costs of reproducing and distributing this Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (v) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(e) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including the related reasonable and documented fees and expenses of counsel to the Underwriter); (vi) any fees charged by rating agencies for rating the Offered Notes; (vii) all fees and expenses of the Trustee and its counsel;
(viii) all fees and expenses of the Underwriter and its counsel; (ix) any transfer taxes payable in connection with its sale of the Offered Notes pursuant to this Underwriting Agreement; and (x) all other costs and expenses incident to the performance of the obligations of the Series Obligors and ABS under this Agreement.


         SECTION 13. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Series Obligors, ABS and the Underwriter contained in this Underwriting Agreement or made by or on their behalf, respectively, pursuant to this Underwriting Agreement, shall survive the delivery of and payment for the Offered Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Underwriting Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 14. NOTICES. All communication hereunder shall be in writing and, (i) if sent to the Underwriter will be mailed, delivered or telecopied and confirmed to them at First Union Capital Markets Corp., Asset Securitization Division, 301 South College Street, TW-9, Charlotte, North Carolina, 28288-0610, Telecopy Number: (704) 374-3254; if sent to the Series Obligors, will be mailed, delivered or telecopied and confirmed to them at the address of the Series
Obligors set forth in the Registration Statement, Attention:                 ;
and (iii) if sent to ABS, will be mailed, delivered or telecopied and confirmed to them at the address of ABS set forth in the Registration Statement,
Attention: . Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Series Obligors and ABS shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriter.

         SECTION 15. GOVERNING LAW. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 16. COUNTERPARTS. This Underwriting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall, together constitute one and the same instrument.

         SECTION 17. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.

         SECTION 18. EFFECTIVENESS. This Underwriting Agreement shall become effective upon execution and delivery.

         If you are in agreement with the foregoing, please sign the counterpart hereof and return it to the Series Obligors, whereupon this letter and your acceptance shall become a binding agreement among the Series Obligors, ABS and the Underwriter.

                                                 Very truly yours,

                                                 ADVANTA LEASING RECEIVABLES
                                                 CORP. VIII

                                                 By:
                                                 Name:
                                                 Title:


                                                 ADVANTA LEASING RECEIVABLES
                                                 CORP. IX

                                                 By:
                                                 Name:
                                                 Title:



                                                 ADVANTA BUSINESS SERVICES CORP.


                                                 By:
                                                 Name:
                                                 Title:


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date hereof.

FIRST UNION CAPITAL MARKETS CORP.,
         as Underwriter

By:
Name:
Title:

                                   SCHEDULE A


Date of Underwriting Agreement:                      August ____, 1999

Underwriter:                                         First Union Capital Markets Corp.

Underwriter Address:                                 First Union Capital Markets Corp.
                                                     One First Union Center, TW-9
                                                     301 South College Street
                                                     Charlotte, NC 28288-0610

Title, Purchase Price and Description of Notes:

         Class A-1 Notes
         Title:                                      $___________    _____% Class A-1 Equipment Receivables Asset
                                                     Backed Notes, Series 1999-1
         Price to public:                            $___________
         Purchase price:                             $___________
         Underwriting discount:                      $___________
         Distribution Dates:                         The 15th calendar day of each month (if such day is not a
                                                     Business Day, then next succeeding Business Day), commencing
                                                     September 15, 1999
         Maturity:                                   __________ 15, _____ Distribution Date
         Redemption provisions:                      Notes remaining outstanding may be redeemed in whole, but
                                                     not in part, on any Distribution Date at the
                                                     Series Obligor's option if the Aggregate
                                                     Contract Principal Balance at such time is less than 10% of the initial Aggregate Contract Principal Balance
                                                     as of the [Cutoff] Date.

         Class A-2 Notes
         Title:                                      $_____________   _____% Class A-2 Equipment Receivables
                                                     Asset Backed Notes, Series 1999-1
         Price to public:                            $____________
         Purchase price:                             $____________
         Underwriting discount:                      $____________
         Distribution Dates:                         The 15th calendar day of each month (if such day is not a
                                                     Business Day, then next succeeding Business Day), commencing
                                                     September 15, 1999
         Maturity:                                   _______ 15, _____ Distribution Date

         Redemption provisions:                      Notes remaining outstanding may be
                                                     redeemed in whole, but not in part,
                                                     on any Distribution Date at
                                                     the Series Obligor's option
                                                     if the Aggregate


                                                     Contract Principal Balance at such
                                                     time is less than 10% of
                                                     the initial Aggregate
                                                     Contract Principal Balance
                                                     as of the [Cutoff] Date.


         Class A-3 Notes
         Title:                                      $____________   _____% Class A-3 Equipment Receivables Asset
                                                     Backed Notes, Series 1999-1
         Price to public:                            $___________
         Purchase price:                             $___________
         Underwriting discount:                      $___________
         Distribution Dates:                         The 15th calendar day of each month (if such day is not a
                                                     Business Day, then next succeeding Business Day), commencing
                                                     September 15, 1999
         Maturity:                                   ________ 15, _____ Distribution Date

         Redemption provisions:                      Notes remaining
                                                     outstanding may be redeemed
                                                     in whole, but not in part,
                                                     on any Distribution Date at
                                                     the Series Obligor's option
                                                     if the Aggregate Contract
                                                     Principal Balance at such
                                                     time is less than 10% of
                                                     the initial Aggregate
                                                     Contract Principal Balance
                                                     as of the [Cutoff] Date.


Closing Date, Time and Location:

         Date:                                       ________________________
         Time:                                       ________________________
         Location:                                   ________________________